UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2016

ATRINSIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Atlantic Avenue, Boston, Massachusetts 02110	07932
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (617) 823-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 9, 2015, Atrinsic, Inc., a Delaware corporation (the “Company”), issued secured convertible promissory notes (the “Secured Convertible Notes”) in the principal amount of $25,000 to each lender (for an aggregate of $50,000), each an existing secured lender to the Company. The Secured Convertible Notes have been amended in their entirety as indicated herein (“Amended Convertible Notes”).The Amended Convertible Notes are unsecured, have a maturity date of March 1, 2016 and do not bear interest until maturity. In the event that the Company completes a private placement of its Series B Preferred Stock (a “Private Placement”) prior to the maturity thereof, each lender has agreed to convert or assign all principal sums under the Amended Convertible Notes to be used as a purchase price in the Private Placement.

On February 11, 2016, the Company issued convertible promissory notes (“February Convertible Notes”) in the principal amounts of $57,079 to the same lenders in the Amended Convertible Notes (for an aggregate amount of $114,158) . The February Convertible Notes have a maturity date of March 1, 2016, bear no interest and have the same conversion terms as the Amended Convertible Notes.

The foregoing descriptions of the Amended Convertible Notes and the February Convertible Notes are qualified in their entirety by the full text of the Amended Convertible Notes and February Convertible Notes, the forms of which are filed as Exhibits 4.1 and 4.2, respectively, hereto and incorporated by reference herein.

Item 5.02   Departure of Directors or Certain Officers

On February 4, 2016, Dave Horin resigned as our Chief Financial Officer. This resignation did not result from any dispute or disagreement with us, our independent accountants, our counsel or our operations, policies and practices.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibits

4.1	Form of Amended and Restated Convertible Promissory Note, dated February 11, 2016, in the principal amount of $25,000, issued by the Company.

4.2	Form of Convertible Promissory Note, dated February 11, 2016, in the principal amount of $57,079, issued by the Company.

99.1	Letter of resignation from Dave Horin dated February 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 11, 2016

Atrinsic, Inc.

By: /s/ Edward Gildea
Edward Gildea,
Chief Executive Officer